AMERICAN AIRLINES
2010 ANNUAL INCENTIVE PLAN

Background

As part of the restructuring process that took place in April 2003, three new broad-based variable compensation plans were created: the Broad Based Employee Stock Option Plan, a new Profit Sharing Plan and the Annual Incentive Plan (the “Plan” or “AIP”).

The framework for the Plan was developed during the restructuring, but the specific plan Metrics were left to the discretion of the Board of Directors (sometimes referred to as the “Board”).

The Board has determined that for 2010 there will be two components to the Plan – customer service and financial.  While related, the two components will be treated separately.  The financial component will provide an award if the company meets annual financial goals.  The customer service component will provide an award if the company meets customer satisfaction and dependability goals, regardless of its financial performance.  Providing the opportunity for a customer service payout without meeting financial hurdles recognizes that the company’s performance in the two areas most important to our customers – dependability and customer satisfaction – will contribute to improved profitability.

These broad-based compensation plans have been designed to allow all employees throughout the American Airlines team to share in the company’s success.  The Plan provides the opportunity to share immediately in that success by taking concrete steps in each employee’s everyday work that will move the company towards profitability.

With input from our employees, the unions and the Board, these broad-based variable compensation programs will continue to evolve.  Today, they form the building blocks necessary to ensure that everyone is able to share in the company’s success.

2010 Annual Incentive Plan

Definitions

Capitalized terms not otherwise defined in the Plan will have the meanings set forth in the 2003 Employee Stock Incentive Plan (the “2003 Stock Plan”).

“AMR” is defined as AMR Corporation.

“Affiliate” is defined as a subsidiary of AMR or any entity that is designated by the Committee as a participating employer under the Plan, provided that AMR directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity.

“American” is defined as AMR less AMR subsidiaries other than American Airlines, Inc. and its subsidiaries.

“American Airlines” is defined as American Airlines, Inc.

“American’s Pre-Tax Earnings Margin” is a percentage and is defined as American’s earnings, relative to its revenues, before any applicable income tax expense, excluding any profit sharing accruals and any accruals under the Plan, and excluding any accounting adjustments or extraordinary or unusual items as may be determined by the Committee in its discretion, after consultation with AMR’s independent auditors.

“Committee” is defined as the Compensation Committee of the AMR Board of Directors.

“CSS Likelihood to Recommend Score” is defined as the arithmetic mean score in the category Likelihood to Recommend of responses from passengers in all cabins, as reported monthly in American’s on-line Customer Satisfaction Survey

 “CSS Overall Experience at the Airport Score” is defined as the arithmetic mean score in the category Experience at the Airport of responses from passengers in all cabins, as reported monthly in American’s on-line Customer Satisfaction Survey.

 “CSS Overall Experience Onboard the Aircraft Score” is defined as the arithmetic mean score in the category Experience Onboard the Aircraft of responses from passengers in all cabins, as reported monthly in American’s on-line Customer Satisfaction Survey.

“Customer Team” is defined as a group of employees who deliver part of the customer experience for American’s customers, identified for purposes of this Plan as “Pre-Airport”, “Airport”, “In Flight” or “Overall Customer Support”.

“Customer Satisfaction Survey” (CSS) is defined as American’s internal customer satisfaction survey, administered by American on a monthly basis.

“Disability” or variants thereof is defined as such term is defined in section 409(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance issued there under.

“Eligible Earnings” is defined by the nature of the work group.  For employees who are represented by a union, the definition of Eligible Earnings will be the definition contained in the Letter of Agreement between the union and the company.  For employees who are not represented by a union, the definition of Eligible Earnings will be identical to the term “Qualified Earnings” under the 2003 American Airlines Employee Profit Sharing Plan.

"Fund" is defined as the fund, if any, accumulated in accordance with this Plan.

“Letters of Agreement” is defined as the agreements reached with the Allied Pilots Association, Association of Professional Flight Attendants and the Transport Workers Union during the April 2003 restructuring process that defined the framework of the Plan.

 “Metric” is defined, as appropriate, as American’s Pre-Tax Earnings Margin, Monthly Direct D-0 Performance, CSS Likelihood to Recommend Score, CSS Overall Experience at the Airport Score or CSS Overall Experience Onboard the Aircraft Score.

“Monthly Direct D-0 Performance” is defined as the percentage of scheduled system revenue operations for a given month departing at or before scheduled departure time.  Direct D-0 is a component of total D-0 and measures delays that occur due to factors generally within the control of Maintenance, Customer Service, Flight and Flight Service.  It does not measure delays that occur due to factors generally outside the control of station personnel including but not limited to delays caused by weather, Air Traffic Control, System Operations Control and late through flights.

“Monthly Direct D-0 Goal” is defined as the adjusted arithmetic mean of the Monthly Direct D-0 Performance for the same month in the years 2008 and 2009.

“Monthly Likelihood to Recommend Goal” is defined as the arithmetic mean of the monthly CSS Likelihood to Recommend Score for the same month in the years 2008 and 2009.

 “Named Executive Officers” is defined as the officers of American who are named in the AMR proxy statement that reports compensation for the year in which awards under the Plan are earned.

“Other Cash Compensation Programs” is defined as cash payments to management employees that are not predicated upon the criteria and thresholds contained in the Plan. Per discussions and as specified in the Letters of Agreement, this term does not include salary, stock-based compensation, severance, retirement benefits or deferred payments of base compensation, or eligible cash bonuses from prior years.

“Overall Experience at the Airport Goal” is defined as the arithmetic mean of the monthly CSS Overall Experience at the Airport Score for the same month in the years 2008 and 2009.

“Overall Experience Onboard the Aircraft Goal” is defined as the arithmetic mean of the monthly CSS Overall Experience Onboard the Aircraft Score for the same month in the years 2008 and 2009.

“Plan Year” is defined as the 2010 calendar year.

“Profit Sharing Plan” is defined as the 2010 Employee Profit Sharing Plan.

“Target Award” is defined as the award (stated as a percentage of Eligible Earnings) for an eligible participant when target level is achieved on the financial Metric.  The Target Award is determined by the employee’s job classification and level.

Plan Metrics

As outlined earlier, the Plan is comprised of two components: customer service and financial.

2010 Annual Incentive Plan

Customer Service Component

The customer service component of the Plan will pay awards if certain dependability and customer satisfaction performance Metrics are achieved.  All eligible employees will receive a $50 award for each month American’s Monthly Direct D-0 Performance exceeds the Monthly Direct D-0 Goal.

Eligible employees will also receive a $50 award for each month the customer satisfaction performance Metric for their Customer Team exceeds its respective goal.  The customer satisfaction performance Metrics will vary by employee group based upon the Customer Team in which the employee works, as follows:

Customer Team	Employee Groups/Organization	Customer Satisfaction Performance Metric
Pre-Airport	Employees engaged in marketing, selling and assisting customers in their purchase of air travel	CSS Monthly Likelihood to Recommend Score exceeds the Likelihood to Recommend Goal
Airport	Employees in airport, cargo and maintenance organizations engaged in delivering the customer experience at the airports	CSS Overall Experience at the Airport Score exceeds the Overall Experience at the Airport Goal
In Flight	Employees engaged in delivering the customer experience onboard the aircraft	CSS Overall Experience Onboard the Aircraft Score exceeds the Overall Experience Onboard the Aircraft Goal
Overall Customer Support	Employees who support the frontline operations and overall customer experience customer experience	Average of awards paid in the Pre-Airport, Airport and In-Flight Customer Teams

Employees are assigned to Customer Teams based upon the organization in which they work, as shown in the Appendix of this Plan.  Organizational assignments to Customer Teams will be updated by the Committee (or its delegate) as necessary during the year in response to changes in American’s organization structure.

The total amount of potential awards to be paid to any employee under the customer service component is $100 per month or $1,200 per year.  Awards under the customer service component will be paid quarterly, regardless of performance under the financial component, according to the following schedule:

Performance Period	Award Payment Date
January – March 2010	May 6, 2010
April – June 2010	August 05, 2010
July – September 2010	November 4, 2010
October – December 2010	February 12, 2011

Financial Component

The financial component of the Plan will be based upon American’s Pre-Tax Earnings Margin for the Plan Year.  The Metric has a threshold (performance below this level earns no award), a target and a maximum as reflected below:

American’s Pre-Tax Earnings Margin
Threshold	5%
Target	10%
Maximum	15%

For non-management, support staff and management levels 1-4, awards under the financial component, in combination with the customer service awards, will provide total annual Plan payouts ranging from 2.5% of Eligible Earnings at threshold, 5% of Eligible Earnings at target and 10% of Eligible Earnings at maximum.  Award levels have a linear progression as American’s Pre-Tax Earnings Margin increases between the threshold and target levels, and between the target and maximum levels.

	American’s Pre-Tax Earnings Margin	Award as a % of Employee’s Eligible Earnings
Threshold	5%	2.5%
Target	10%	5.0%
Maximum	15%	10.0%

For management Levels 5 and above, none of whom participate in the Profit Sharing Plan, the Plan is the successor to the traditional Incentive Compensation Plan.  As in the past, the awards for employees at Level 5 and above will be determined by the senior management of AMR or, in certain instances, by the Board; will vary by level; and will be based on an assessment of individual performance.

If the company does not achieve the threshold level of American’s Pre-Tax Earnings Margin, there will be no financial performance payout. However, a participant retains any awards earned in the Plan Year for customer service performance.  When the threshold level of American’s Pre-Tax Earnings Margin is met, participants may be entitled to a payment under the Plan (refer to the example below).  In this case, any customer service awards earned during the Plan Year, act as a “deposit” against the amount to be awarded pursuant to the financial component.   The amount of the financial performance payout a participant receives will be the difference, if any, between what is earned under the financial performance formula and what has already been earned through the customer service awards.

For example, assume a $750 customer service award is earned during 2010 by an employee in the Pre-Airport Customer Team and American achieves a 5% Pre-Tax Earnings Margin.

Customer Service Component	Amount of Award
CSS Likelihood to Recommend Score	$300
Monthly Direct D-0 Performance	$450
Total Customer Service Component Payout	$750

Financial Component ~ Threshold award equal to 2.5% of employee’s Eligible Earnings of $40,000, for achievement of American’s 5% Pre-Tax Earnings Margin
2.5% x $40,000	$1,000
Less Customer Service Component Payout	($750)
Total Financial Component Payout	$250

Total Annual payout is $1,000 ($750+ $250), or 2.5% of Eligible Earnings

The AIP Letters of Agreement provide that Other Cash Compensation Programs for management employees may be no more than 20% of the maximum possible award that was or could have been earned by the individual management employee under the Plan formula (the “20% Limitation”).  Any payment under the 20% Limitation shall be made by March 15, 2011.

The Board has established a program that, based on an individual’s performance, anticipates payouts to Level 5 and above management employees up to the 20% Limitation. (Level 5 and above employees are not eligible for the Profit Sharing Plan)  This program is designed to commence payments at $500 million in American’s pre-tax earnings, the same financial threshold as exists in the Profit Sharing Plan.  This is consistent with the company’s past practice of restricting payouts under any management incentive compensation program until payouts occur under the corresponding employee Profit Sharing Plan.  Payouts under this program will cease when the financial threshold under the Plan (a 5% Pre-Tax Earnings Margin for American) is achieved.  Any payment under the program described in this paragraph shall be made by March 15, 2011.

Although the Board has determined that a program to use the flexibility provided for in the Letters of Agreement will not commence until reaching a threshold of $500 million in American’s pre-tax earnings and will be discontinued when the financial threshold of the Plan is achieved, the company also retains the ability to make a payment to an individual under the 20% Limitation as provided for in the Letters of Agreement.

The Letters of Agreement and related discussions specify that for purposes of the 20% Limitation, Other Cash Compensation Programs does not include salary, stock-based compensation, severance, retirement benefits or deferred payments of base compensation, or eligible cash bonuses from prior years.

Eligibility for Participation

Customer Service Component

Eligibility for the customer service component of the Plan will be determined on a month-by-month basis.  To earn an award under the customer service component of the Plan, an individual must have been employed as a regular full-time or part-time employee at American, in a participating workgroup (employees in the United States, Puerto Rico and the U.S. Virgin Islands) during the applicable month.

Employees will be paid the customer satisfaction award based upon the organization and Customer Team they are in as of the last day of each month.  Awards will not be prorated for employees who work in more than one Customer Team during the month.  For example, if an employee transfers from the Pre-Airport Customer Team to the Airport Customer Team on January 20, 2010, that employee would be eligible for customer satisfaction awards earned in the Airport Customer Team for the month of January.

Employees will be paid an award based upon fulfilling their schedule during the applicable month.  For Plan purposes, an individual will be considered to have fulfilled his or her schedule if he/she actually works at least 50% of his/her scheduled time (50% of monthly guarantee hours for flight crew or 50% of monthly guarantee days for reserve crew) or takes scheduled vacation, which together with his/her actual work time amounts to at least 50% of his/her schedule for the month.

In addition to the terms listed above, an individual will be eligible for a prorated award if the employee fulfills his/her schedule by combining actual hours worked with an approved FMLA, injury on duty, military, overage or time-card leave, as provided for under the company’s policies, collective bargaining agreement or state law as applicable.  The percentage of the payout that an individual receives for any given month will be determined based upon the percentage of his/her schedule that is fulfilled in that month.

If the employee does not fulfill his/her schedule as described above, no award will be paid.

An individual will not be eligible to earn a customer service award if such individual is, at the same time, eligible to participate in:

i)	any incentive compensation, profit sharing, commission or other bonus plan sponsored by an Affiliate of American, or
ii)
any commission or bonus plan, with the exception of American’s Profit Sharing Plan or provisions of the Annual Incentive Plan, sponsored by American, any division of American or any Affiliate of American

In order to earn a customer service award under the Plan, an individual must satisfy the aforementioned eligibility requirements and must be an employee of American or an Affiliate at the time an award under the Plan is paid.  If an individual has retired from American or an Affiliate, has been laid off, is on leave of absence with reinstatement rights, is Disabled, or has died, the award which the individual otherwise would have received under the Plan but for such retirement, lay-off, leave, Disability, or death will be paid (subject to schedule pro-ration described above) to the individual, or his/her estate in the event of death.

The Committee (or its delegate), at its discretion, may permit participation by employees of Affiliates who have been so employed by the Affiliate since the first day in the applicable month, if they become employed by American during the applicable month during the Plan Year.  Awards will not be prorated for employees of Affiliates who become employed by American during the applicable month.

Financial Component

To earn an award under the financial component of the Plan, an individual must have been employed as a regular full-time or part-time employee at American, in a participating workgroup (employees in the United States, Puerto Rico and the U.S. Virgin Islands) during the Plan Year to be eligible to participate in the Plan.

The Committee (or its delegate), at its discretion, may permit participation by employees of Affiliates who have been so employed by the Affiliate during the Plan Year, if they become employed by American during the Plan Year.  In such instances, only eligible earnings at American will be included in the payout calculation.

Notwithstanding the forgoing, however, an individual will not be eligible to participate in the Plan if such individual is, at the same time, eligible to participate in:

i)	any incentive compensation, profit sharing, commission or other bonus plan sponsored by an Affiliate of American, or
ii)
any commission or bonus plan, with the exception of American’s Employee Profit Sharing Plan or provisions of the Annual Incentive Plan, sponsored by American, any division of American or any Affiliate of American

In order to earn an award under the financial component of the Plan, an individual must satisfy the aforementioned eligibility requirements and must be an employee of American or an Affiliate at the time such financial award under the Plan is paid.  If at the time such awards are paid under the Plan, an individual has retired from American or an Affiliate, has been laid off, is on leave of absence with reinstatement rights, is Disabled, or has died, the award which the individual otherwise would have received under the Plan but for such retirement, lay-off, leave, Disability, or death may be paid (on a pro rata basis) to the individual, or his/her estate in the event of death, at the discretion of the Committee (or its delegate).

Allocation of Individual Awards

The Committee, in consultation with the Chairman, President and CEO of American, will approve awards for officers of American, including the Named Executive Officers.  The award for an officer will be equal to an amount calculated in accordance with this Plan, as adjusted for individual performance; provided, however, that the sum of all awards made to officers may not exceed the sum of officer awards as calculated in accordance with this Plan.  Awards for the Named Executive Officers will be equal to the award earned under the financial component of the Plan.  An award under the Plan to an officer may not exceed the amount set forth in Section 8 of the 2009 Long Term Incentive Plan, as amended.

The Chairman, President and CEO of American, in consultation with the executive and senior vice presidents of American, will approve awards for non-officer eligible employees (Level 5 and above).  An award for a non-officer will be equal to an amount calculated in accordance with this Plan, as adjusted for individual performance; provided, however, that the sum of all awards made to non-officers may not exceed the sum of non-officer awards calculated in accordance with this Plan.

Administration

The Committee shall have authority to administer and interpret the Plan, establish administrative rules, approve eligible participants, and take any other action necessary for the proper and efficient operation of the Plan, consistent with the Letters of Agreement reached with each of the unions.  The Committee may appoint any person or persons as it may deem necessary or desirable to carry out any of the duties and responsibilities of the Committee hereunder and may delegate to such person or persons such duties, and confer upon such person or persons in writing, such powers, discretionary or otherwise, as the Committee may deem appropriate.

The amount, if any, of the Fund shall be audited by the General Auditor of American based on a certification of American’s Pre-Tax Earnings Margin by AMR’s independent auditors.  For the financial component, a summary of awards under the Plan shall be provided to the Committee at the first regular meeting following determination of the awards.  To the extent a Metric is no longer compiled by American during a Plan Year, the Committee will substitute a comparable performance Metric for the remainder of the Plan Year.

Method of Payment

The Committee (or its delegate) will determine the method of payment of awards.  The financial component awards shall be paid (net of all required and authorized deductions) as soon as practicable after audited financial statements for the Plan Year are available, but no later than March 15, 2011.

General

Neither this Plan nor any action taken hereunder shall be construed as giving any employee or participant the right to be retained in the employ of American or an Affiliate.

Nothing in the Plan shall be deemed to give any employee any right, contractually or otherwise, to participate in the Plan or in any benefits hereunder, other than the right to receive payment of such incentive compensation as may have been expressly awarded by the Committee.

In consideration of the employee’s privilege to participate in the Plan, the employee agrees (i) not to disclose any trade secrets of, or other confidential/restricted information of, American or its Affiliates to any unauthorized party, (ii) not to make any unauthorized use of such trade secrets or confidential or restricted information during his or her employment with American or its Affiliates or after such employment is terminated, and (iii) not to solicit any then current employees of American or any other subsidiaries of AMR to join the employee at his or her new place of employment after his or her employment with American or its Affiliates is terminated.

The employee shall not have the right to defer any payment under the Plan, except under a Plan intended to comply with section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

It is intended that this Plan be exempt from regulation under the Employee Retirement Income Security Act of 1974, as amended, as a “payroll practice” and a “bonus program”, as described in U.S. Department of Labor Regulations 2510.3-1(b) and 2510.3-2(c), respectively.  This Plan is intended to provide “short-term deferrals”, as described in Treasury Regulation 1.409A-1(b)(4) under section 409A of the Code or successor guidance thereto, and is intended not to be a “nonqualified deferred compensation plan”, as described in Treasury Regulation 1.409A-1(a)(1) under section 409A of the Code or successor guidance thereto.  In the administration and interpretation of the Plan, such intention is to govern

2010 Annual Incentive Plan

APPENDIX

Employees are assigned to Customer Teams based upon the organization in which they work, as shown below.  Organizational assignments to Customer Teams will be updated by the Committee (or its delegate) as necessary during the year in response to changes in American’s organization structure.

Customer Team	Employee Workgroups / Organizations	Customer Satisfaction Survey (CSS) Performance Metrics & Goal
Pre-Airport
Employees engaged in marketing, selling and assisting customers in their purchase of air travel
– Corporate Communications & Advertising

– Global Sales

– Customer Relationship Marketing

o AAdvantage
o Interactive Marketing
o Jetstream
o Reservations
CSS Likelihood to Recommend Score exceeds the Monthly Likelihood to Recommend Goal
Airport
Employees in airport, cargo and maintenance organizations engaged in delivering the customer experience at the airports
– Domestic Airport Services

– Cargo

– SJU Operations

– Maintenance & Engineering

o Line Maintenance
o Base Maintenance
o Engineering/QA
o M&E Planning, MRO Support
CSS Overall Experience at the Airport Score exceeds the Overall Experience at the Airport Goal
In-Flight	Employees engaged in delivering the customer experience onboard the aircraft – Onboard Services o Flight Services – Flight	CSS Overall Experience Onboard the Aircraft Score exceeds the Overall Experience Onboard the Aircraft Goal
Overall Customer Support
Employees who support the frontline operations and overall customer experience customer experience
– Customer Experience

– Finance & Planning

o Planning
o Controller
o Corporate Development & Treasury
o Purchasing
o Airline Profitability & Analysis
o Corporate Tax
o Investor Relations
– Government Affairs

– Human Resources

– Information Technology

– Legal

– Marketing Performance

– Operations Planning & Performance

o System Operations Control (including Dispatch)
o System Operations Engineering
o Crew Analysis
o Crew Resources
–  Safety, Security & Environmental

– Technical Operations Finance & Strategic Planning

Average of awards paid in the Pre-Airport, Airport and In-Flight Customer Teams